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Exhibit 21.1

SIZMEK INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Incorporation
Unicast EMEA Limited	United Kingdom
Sizmek Technologies Inc.	United States
Sizmek Technologies Ltd.	Israel
MediaMind Technologies Mexico SA DE CV	Mexico
Sizmek Technologies K.K.	Japan
Sizmek Technologies Ltd	United Kingdom
MediaMind Propaganda Digital Do Brazil LTDA	Brazil
MediaMind Technologies (Shanghai) Ltd.	P.R. China
Sizmek Technologies S.R.L.	Argentina
MediaMind Technologies Philippines, Inc.	Philippines
Sizmek SARL	France
Sizmek Technologies Pty. Limited	Australia
Sizmek Technologies GmbH	Germany
Sizmek Spain, S.L.	Spain
Zestraco Investments Limited	Cyprus
Sizmek d.o.o. Beograd	Serbia
Viewpoint Japan Co., Ltd.	Japan
EyeWonder LLC.	United States
EyeWonder Australia Pty Ltd.	Australia
EyeWonder Europe GmbH	Switzerland
Richer Media Ltd.	Ireland
EyeWonder Benelux BV	The Netherlands
EyeWonder Spain S.L.	Spain
EyeWonder GmbH i.L	Germany (under liquidation)
chors GmbH i.L	Germany (under liquidation)
Peer39 Inc.	United States
Peer39 (Israel), Ltd.	Israel

QuickLinks

  Exhibit 21.1
SIZMEK INC. AND SUBSIDIARIES
  SUBSIDIARIES OF THE REGISTRANT